UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): March 8, 2012

ILLUMINA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35406	33-0804655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Illumina Way, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-4500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Illumina, Inc. (the “Company”) approved changes to the long-term equity incentive compensation program for the Company’s executive officers for 2012 that places greater emphasis on performance-based long-term incentives.

For the past several years, the Committee has awarded long-term equity incentive compensation awards to the Company’s executive officers in the form of stock options and, more recently, time-based vesting restricted stock units (“RSUs”). Beginning with the 2012 annual grant, long-term equity incentive compensation will be delivered through a combination of:

•

performance stock units (“PSUs”) that vest at the end of a three-year performance period based on the achievement of specified earnings per share targets at the end of the three-year period (75% of the total value of the 2012 long-term equity incentive compensation award granted to each executive officer); and

•

time-based vesting RSUs that vest over a four-year period, with 25% of the RSU vesting on each of the first four anniversaries of the grant (25% of the total value of long-term equity incentive compensation award granted to each executive officer).

The PSUs are intended to reward the achievement of specific earnings per share objectives as measured at the end of the three-year performance period commencing January 2, 2012 and ending December 28, 2014. The Committee selected earnings per share as the appropriate financial metric because it believes this is a key driver to enhancing long-term stockholder value and that it is in the best interests of stockholders to hold the Company’s senior management accountable for achieving sustained growth in earnings per share over a long-period of time. Following the completion of the three-year performance period, the Committee will certify the Company’s performance relative to the financial objectives for such performance period. The number of shares issuable at the end of the three-year performance period will range from 50% to 150% of the number of shares specified in the PSU award, based on performance relative to the financial objectives. Shares of common stock will be issued as soon as practicable following the Committee’s certification. The PSUs will be granted under the Company’s 2005 Stock and Incentive Plan and are intended to be qualified as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The PSU awards are intended to be an ongoing part of the Company’s long-term equity incentive compensation program. It is anticipated that the Committee will grant new PSU awards each year, based on earnings per share targets (or other appropriate financial metrics) established for a new three-year performance period commencing each year; however, the Committee is not obligated to grant PSUs or any other equity incentive awards each year.

The foregoing provides only a brief description of the terms and conditions of the PSUs, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the form of the PSU award agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02, and the Company’s 2005 Stock and Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

10.1	Form of performance stock unit award agreement under Illumina, Inc.’s 2005 Stock and Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

By:	/s/ CHRISTIAN G. CABOU
Christian G. Cabou
Senior Vice President and General Counsel

Date: March 12, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of performance stock unit award agreement under Illumina, Inc.’s 2005 Stock and Incentive Plan